Exhibit 99.1

For Immediate Release
News Release

Aspreva Pharmaceuticals Reports Second Quarter 2005 Results and Revises Guidance

Company delivers first profitable quarter on strong revenue performance

Victoria, B.C., Canada; August 9, 2005 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV) today reported business and financial results for the second quarter ended June 30, 2005, highlighted by strong revenue performance and the company’s first profitable quarter. Aspreva earned $1.2 million, or $0.03 per share, on revenue of $14.7 million. Unless otherwise specified, all amounts are in U.S. dollars and are reported under U.S. GAAP.

“Aspreva has reached an important milestone in the second quarter, delivering for the first time both revenue and profitability,” said Richard M. Glickman, Aspreva’s Chairman and Chief Executive Officer. “This was the first quarter in which Aspreva was entitled to royalty payments under our partnership with Roche, and begins a new era for the company as we continue to execute our novel indication partnering business model.”

Key clinical events during the second quarter of 2005 were as follows:

•	Lupus nephritis protocol agreed to with the FDA
•	Pemphigus vulgaris protocol agreed to with the FDA and expanded, as planned, into U.S.
•	Myasthenia gravis patient recruitment progressing according to plan

Mr. Glickman added: “Our three CellCept global clinical trials are active and on track. We reached agreement with the U.S. Food and Drug Administration (FDA) on the trial protocol for lupus nephritis, our largest Phase III clinical trial. This trial is active and patient dosing is underway. At the end of June, we completed discussions with the FDA, and the Investigational New Drug (IND) status became active for the treatment of pemphigus vulgaris. Our clinical progress demonstrates the success of the Roche-Aspreva indication partnership and our collective commitment to developing globally supported programs for CellCept in complex and neglected autoimmune diseases.”

Revenues
Under the terms of the collaboration agreement with Roche, effective April 1, 2005, Aspreva recognized, during the second quarter, royalty revenues based upon sales of CellCept in non-transplant indications. The royalty rate is equivalent to an equal sharing of such sales in excess of a negotiated baseline, less a distribution fee. The quarter’s revenue performance of $14.7 million evidences the strength of the CellCept brand in autoimmune indications. Revenue guidance for 2005 is revised to be in excess of $50 million.

Net Income
Second quarter 2005 net income of $1.2 million or $0.03 per share versus a net loss of $4.4 million, or $0.34 per share in second quarter 2004, represents an important turning point for Aspreva. The company is reiterating guidance for profitability in 2005.

Research and Development (R&D) Expenses
Research and development (R&D) expenses in second quarter 2005 were $7.2 million compared to $1.3 in the prior year’s comparable quarter. This $5.9 million increase reflects three active phase III trials underway globally, together with the necessary clinical operations infrastructure. The increase also accounts for Aspreva’s continued investment in business development. The number of employees engaged in research and development increased from eight at June 30, 2004 to 27 at the end of the second quarter.

Marketing, General and Administrative (MG&A) Expenses
Marketing, general and administrative (MG&A) expenses in second quarter 2005 were $7.0 million, up $3.7 million versus second quarter 2004. This increase was due in part to higher salary and related expenses as the company increased the number of employees involved with pre-launch market preparations, compliance, and general and administrative activities. The number of employees engaged in MG&A increased from 18 at June 30, 2004 to 50 at June 30, 2005.

Annual General Meeting
In accordance with the rules of the NASDAQ Stock Market, Inc., Aspreva expects to hold an annual general meeting of shareholders in the spring of 2006.  The Toronto Stock Exchange has waived its rule calling for an annual general meeting in 2005, in light of the company's recent initial public offering.

Conference Call
On Tuesday August 9 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), Aspreva will host a web cast and conference call open to all interested parties to discuss second quarter 2005 business and financial results. To access the live call or the archive via the Internet, please visit the investor relations section of the company’s website at www.aspreva.com. Alternatively, please dial 1-800-819-9193 (North America) or 1-913-981-4911 (outside North America) to participate in the call. The call will be available for replay until Tuesday, August 16 by calling 1-888-203-1112 (North America) or 1-719-457-0820 (outside North America) and entering the pass code 2452201. The webcast replay will be available until Aspreva’s third-quarter 2005 conference call.

About CellCept Agreement
In July 2003, Aspreva acquired exclusive worldwide rights (excluding Japan) through 2017 to CellCept from Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. for the treatment of autoimmune diseases. CellCept is approved for marketing in the United States, European Union, Canada and other countries for the prevention of organ transplant rejection. Under the agreement, Aspreva is responsible for clinical development of CellCept for autoimmune diseases, and will be responsible for sales and marketing upon regulatory approvals.

Aspreva currently has three phase III clinical programs underway with CellCept, including lupus nephritis (the induction phase of this trial expected to be completed in late 2006), myasthenia gravis (expected completion late 2006) and pemphigus vulgaris (expected completion early 2007).

About Aspreva Pharmaceuticals
Aspreva is an emerging pharmaceutical company focused on identifying, developing and upon regulatory approval, commercializing new indications for approved drugs and late stage drug candidates for underserved patient populations. Aspreva's “indication partnering” strategy allows its partners to maintain core brand focus while extending the benefits of their medicines to a broader patient population. Aspreva is listed on the Nasdaq National Market under the trading symbol “ASPV” and on the Toronto Stock Exchange under the trading symbol “ASV”.

ASPREVA PHARMACEUTICALS CORPORATION
CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)	June 30,	December 31,
(unaudited)	2005	2004

ASSETS
Cash	$3,602	$3,507
Marketable securities	96,861	32,330
Accounts receivable	18,315	277
Investment tax credits receivable	-	261
Prepaid expenses	1,651	2,803
Total current assets	120,429	39,178

Property and equipment, net	1,846	1,763
Deferred share issue costs	-	1,297
Deposits	432	434

Total Assets	$122,707	$42,672

LIABILITIES AND SHAREHOLDERS’ EQUITY
Bank indebtedness	$-	$231
Accounts payable	1,697	3,199
Accrued liabilities	5,913	5,402
Unearned royalty advance	3,118	-
Capital lease obligations, current portion	523	341
Deferred lease inducement, current portion	56	56
Total current liabilities	11,307	9,229

Capital lease obligations	552	568
Deferred lease inducement	210	224
Total liabilities	12,069	10,021

Convertible redeemable preferred shares	-	49,341
Common shares	136,868	5,232
Additional paid-in capital	6,495	3,311
Deficit	(33,032)	(25,198)
Accumulated other comprehensive gain (loss)	307	(35)
Total shareholders’ equity (deficiency)	110,638	(16,690)

Total Liabilities and Shareholders’ Equity	$122,707	$42,672

CONSOLIDATED STATEMENTS OF OPERATIONS

(thousands of U.S. dollars, except per share amounts)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2005	2004	2005	2004

Royalty revenue	$14,671	$-	$14,671	$-

Expenses
Research and development expense	7,152	1,301	11,197	2,083
Marketing, general and administrative expense	7,025	3,284	12,376	3,719
Total expenses	14,177	4,585	23,573	5,802

Other (income) expense
Interest and other income	(711)	(183)	(1,163)	(194)
Interest and other expense	54	-	94	810
Total other (income) expense	(657)	(183)	(1,069)	616

Net income (loss) for the period	$1,151	$(4,402)	$(7,833)	$(6,418)

Basic earnings (loss) per share	$0.03	$(0.34)	$(0.29)	$(0.50)
Diluted earnings (loss) per share	$0.03	$(0.34)	$(0.29)	$(0.50)

For further information please contact:
Sage Baker
Director, Corporate Communications
Aspreva Pharmaceuticals
250-744-2488 ext. 270
sbaker@aspreva.com

Certain statements in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Words such as ”anticipates,”  “believes,”  “estimates,”“expects,”  “intends,” ”may,”“plans,”“projects,”“will,” ”would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements include, but are not limited to, those with respect to future profits, product revenues, the use of net proceeds from our initial public offering, the amount and timing of expenditures to complete clinical trials and the completion date for clinical trials. These forward-looking statements are only predictions based upon our current expectations, and actual events or results may differ materially. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that we may not sustain our profitability; future sales of CellCept may be less than expected; our future operating results are uncertain and likely to fluctuate; we may not be able to develop and obtain regulatory approval for CellCept in the treatment of autoimmune indications and any future products in our targeted indications; we may not be able to establish marketing and sales capabilities and the costs of launching CellCept in the treatment of autoimmune indications and any future products for our targeting indications may be greater than anticipated; we may not be successful in establishing additional collaborations; we may face unknown risks related to intellectual property matters; we may face increased competition from other pharmaceutical or biotechnology companies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.